FORM 8-K

	     	   SECURITIES AND EXCHANGE COMMISSION

       				    Washington, D.C.  20549

			  Current Report Pursuant to Section 13 or 15(d) of the
         	Securities Exchange Act of 1934


Date of Report(Date of earliest event reported) June 15, 1998(June 9, 1998)

                         ESPEY MFG. & ELECTRONICS CORP.
            (Exact name of registrant as specified in its charter)


New York                    I-4383                      14-1387171
(State or other	         	(Commission		           	    (IRS Employer
jurisdiction of           File Number)                 Identification No.)
incorporation)

233 Ballston Avenue,    Saratoga Springs,    New York           12866
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    518-584-4100

                        Not Applicable
      (Former name or former address, if changed since last report)








Item 5.  Other Events

On June 12, 1998, the Company announced the resignations of Joseph Canterino, President an Chief Executive Officer, effective June 9,1998 and Barry Pinsley, Vice President - Investor Relations and Human Resources, effective June 30, 1998, for personal reasons. Messrs. Canterino and Pinsley will continue as directors of the company.

The Board of Directors has named Howard Pinsley, Executive Vice President and director of the Company, as interim President and Chief Operating Officer.


                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       ESPEY MFG. & ELECTRONICS CORP.


    				              Herbert Potoker
                      Treasurer


Dated: June 15, 1998